 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2007
(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd. St. Louis, MO	63144	(314) 647-1099

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On January 4, 2007, Tripos, Inc., (the "Company") received two letters from the Nasdaq Listing Qualifications Department  advising the Company that for the last 30 consecutive trading days, the Company's common stock (i) has not maintained a minimum market value of publicly held shares ("MVPHS") (i.e. the Company's total shares outstanding less any shares held by officers, directors or beneficial owners of 10 percent or more) of at least $5,000,000 as required for continued listing on the Nasdaq Global Market (formerly the Nasdaq National Market) under Marketplace Rule 4450 (a)(2) and (ii) its bid price has closed below the minimum $1.00 per share ("Minimum Bid-Price") requirement for continued inclusion under Marketplace Rule 4450(a)(5).

MVPHS Notification

The Company was provided 90 calendar days to regain compliance with the MVPHS deficiency by achieving a MVPHS of the Company's common stock of at least $5,000,000 or more for a minimum of 10 consecutive trading days at any time before April 4, 2007. The Company is currently evaluating its alternatives to resolve the listing deficiency.

If the Company does not resolve the listing deficiency, the Company may apply to transfer its common stock to the Nasdaq Capital Market. In order to transfer to the Nasdaq Capital Market, the Company must satisfy the continued inclusion requirements for that market set forth in Nasdaq Marketplace Rule 4310(c). The Company currently is in compliance with the listing standards of The Nasdaq Capital Market. If the Company submits a transfer application and pays the applicable listing fees by April 4, 2007, the initiation of the delisting proceedings will be stayed pending the Nasdaq Staff's review of the application. If the Nasdaq Staff does not approve the Company's transfer application, the Nasdaq Staff will provide written notification that the Company's common stock will be delisted.

Minimum Bid-Price Notification

The Company, in accordance with Marketplace Rule 4450(e)(2), has been provided 180 calendar days, or until July 3, 2007, to regain compliance with the Minimum Bid-Price requirement. To regain compliance with the Minimum Bid-Price requirement the bid price of the Company's common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days at any time before July 3, 2007, subject to certain exceptions.

If the Company does not regain compliance with the Minimum Bid-price requirement by July 3, 2007, the Company will be notified that its common stock will be delisted. At that time, the Company may appeal the Nasdaq Staff's determination to delist its securities to a Listing Qualifications Panel. Alternatively, the Company may consider applying to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Nasdaq Marketplace Rule 4310(c). If its application is approved, the Company will be afforded the remainder of The Nasdaq Capital Market's second 180 calendar day compliance period in order to regain compliance while on The Nasdaq Capital Market.

A copy of the Company's press release dated January 10, 2007, with respect to the notifications from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additional Information About the Transactions

Tripos, Inc. will file with the SEC a proxy statement and other documents regarding the proposed asset sale of the Company's Discovery Informatics business to Vector Capital and the proposed corporate dissolution. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to Tripos, Inc.'s shareholders seeking their approval of the transactions. Investors may obtain a free copy of the proxy statement and other documents filed by Tripos, Inc., with the Commission at the Commission's Web site at http://www.sec.gov, or by directing a request to John Yingling, Senior Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, MO 63144.

Participants in the Transactions

Tripos, Inc., and its directors and executive officers may be considered participants in the solicitation of proxies from Tripos, Inc.'s shareholders in connection with the proposed transaction with Vector Capital Corporation and the proposed corporate dissolution. Information about the directors and executive officers of Tripos, Inc., and their ownership of Tripos, Inc., stock is set forth in the proxy statement for Tripos, Inc.'s, 2006 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

                99.1         Tripos, Inc. press release dated January 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2007	TRIPOS, INC.
	By:	/s/ John D. Yingling
John D. Yingling
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.             Description

99.1                         Tripos, Inc. press release dated January 10, 2007